UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56181	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2022, the SmartKem, Inc. (the “Company”)  appointed Nigel Prue, the Company’s Finance Director, as the Company’s Chief Accounting Officer, effective immediately,  and he assumed the role of principal accounting officer. Mr. Prue was designated as an executive officer of the Company and an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

In connection with Mr. Prue’s appointment, Mr. Prue entered into a service agreement (the “Prue Agreement”) the term of which will continue until terminated (a) by either party giving not less than three months’ prior notice in writing, (b) by the Company electing to make a “Payment in Lieu” whereby the Company pays to Mr. Prue an amount equal to his salary which he would have been entitled to receive during the notice period referenced in clause (a), or (c) for “cause.”  Pursuant to the Prue Agreement, Mr. Prue is entitled to an annual base salary of £138,000 and to participate in the Company’s pension program and death in service (life insurance) scheme.

The foregoing description of the Prue Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Prue Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Prue, 54, previously served as the Company’s Finance Director from April 2021. Prior to joining the Company, Mr. Prue served as the Director of Finance EMEA & APAC from April, 2018 through January, 2021 and as the EMEA Financial Controller from November 2015 through March 2018 at Global Eagle Entertainment, Inc., a provider of connectivity and entertainment solutions for worldwide mobility markets. Mr. Prue holds a Bachelor of Science in Physics from the University of Exeter.

There is no family relationship between Mr. Prue and any director or executive officer of the Company. There are no transactions between Mr. Prue and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD.

On September 8, 2022, the Company issued a press release announcing Mr. Prue’s appointment as Chief Accounting Officer.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

99.
Exhibit	Description
10.1	Service Agreement, dated September 7, 2022, by and between SmartKem Limited and Nigel Prue.
99.1	Press Release, dated September 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: September 8, 2022	By:	/s/ Robert Bahns
Robert Bahns
Chief Financial Officer